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                                                                    Exhibit 10.4

                            MANUFACTURING AGREEMENT
                            -----------------------

THIS AGREEMENT is made on                                      1997

BETWEEN NESS SECURITY PRODUCTS PTY LIMITED (A.C.N. 069 984 372) of 4/167 Prospect Highway, Seven Hills ("Ness")

AND FAI HOME SECURITY PTY LIMITED (A.C.N. 050 064 214) of Level 7, 77 Pacific Highway, North Sydney ("FAI")

AND FAI HOME SECURITY HOLDINGS PTY LIMITED (A.C.N. 003 125 264) of Level 7, 77 Pacific Highway, North Sydney ("FAIH")

RECITAL

Ness manufactures products known as "SecurityGuard" and "SecurityGuard II". Ness has agreed to supply certain products to FAI and FAI has agreed to purchase certain products on the terms and conditions contained in this Agreement.


AGREEMENT

1    DEFINITIONS & INTERPRETATIONS

     1.1  Definitions

(a) "ACDC" means Australian Commercial Disputes Centre Limited, a company incorporated in New South Wales with its registered office at Level 4, 50 Park Street, Sydney.

(b) "CPI" means the All Groups Consumer Price Index for Sydney published by the Australian Bureau of Statistics as a general measure of movements in Prices over time.

(c) "Business Information" means all information present or future which is confidential to a party and which relates to the Components, construction, manufacture and supply of the Product whether furnished orally, in writing or in any electrical, magnetic, visual or physical configuration by the parties including, without limiting the generality of the foregoing all technical data, specifications, formulations and diagrams, designs, specifications and all related financial information.

(d)  "Component" means a component of the Product.

(e)  "Escrowed Business Information" means any and all Business
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     Information and other information necessary or desirable for the manufacture of the Products, including, without limitation, the identity of the source of any Components together with any knowhow which resides with Ness.

(f) "Extended Warranty" means the warranty contained in the certificate annexed to this Agreement and marked "A".

(g) "Original Agreement" means the Manufacturing Agreement between FAI Security Holdings Pty Limited (now known as FAI Home Security Holdings Pty Limited) and Westinghouse Brake and Signal Company (Australia) Limited ("Westinghouse") which was constructively assigned by FAI Home Security Holdings Pty Limited to FAI and formally assigned by Westinghouse to Ness.

(h)  "Product Rights" means Ness' Product Rights.

(i)  "Related Body Corporate" has the meaning given to it in the Corporations
     Law.

(j)  "Product" means:

     (i) the home security alarm devices which at the date of this Agreement are manufactured by Ness and called "SecurityGuard" and "SecurityGuard II";

     (ii) any development, modification or improvement of the Product made, conceived or acquired by or on behalf of Ness from time to time; and

     (iii) any product which partially or wholly replaces or incorporates the Products from time to time.

(k)  "Term" means the period determined pursuant to Clause 9.

(l) "Ness' Product Rights" means all rights, including, without limitation, all intellectual property rights subsisting in and relating to the Product including all Business Information, any technical and manufacturing specifications, all present and future copyright in designs, plans and diagrams of and relating to the Product and/or the Components (not being stand alone parts or components currently available for purchase from third parties).

(m) Where any word or phrase is given a defined meaning any other part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning.

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     1.2  Interpretation

     (a)  A reference to:

          (i) a business day means a day during which banks are open for general banking business in New South Wales; and

          (ii) this Agreement includes the recitals and any schedules, annexures and exhibits to this Agreement and where amended means this Agreement as so amended.

     (b) Where the context requires, this Agreement must be interpreted as if a word which denotes:

          (i)   the singular denotes the plural and vice versa;

          (ii)  any gender denotes any other relevant gender; and

          (iii) a person denotes an individual, a body corporate, a partnership, an unincorporated association, a joint venture, a government or a government body.

     (c)  Unless the context otherwise requires, a reference to:

          (i) any legislation includes any regulation or instrument made under it and where amended re-enacted or replaced means that amended re-enacted or replacement legislation;

          (ii) any other agreement or instrument where amended or replaced means that agreement or instrument as amended or replaced;

          (iii) a Clause, schedule, annexure or exhibit is a reference to a Clause of, annexure to, schedule to or exhibit to this Agreement;

          (iv)  a group of persons includes any one or more of them;

          (v) any thing or amount is a reference to the whole and each part of it; and

          (vi) the CPI includes any generally accepted index for measuring movements in consumer prices which substantially replaces the CPI and references to the Australian Bureau of Statistics includes any government agency, department or bureau which replaces that Bureau.

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     1.3  Successors and Assigns

          A person includes the trustee, executor, administrator, successor in title and assignee of that person.

     1.4  Headings

          Headings must be ignored in the interpretation of this Agreement.

     1.5  References to and Calculations of Time

          (a)  (i)  a time of day means that time of day in New South Wales;

               (ii) a day means a period of time commencing at midnight and ending 24 hours later; and

               (iii) a month means a calendar month which is a period
                     commencing at the beginning of one of the 12 months of the year and ending immediately before the beginning of the first day of the next month.

          (b) Where a period of time is specified and dates from a given day or the day of an act or event it must be calculated exclusive of that day.

          (c) Where something is done or received after 5.00 pm on any day it will be deemed to have been done on the following day.

          (d) A provision of this Agreement which has the effect of requiring anything to be done on or by a date which is not a business day must unless the context otherwise requires be interpreted as if it required it to be done on or by the immediately preceding business day.

2    ORIGINAL AGREEMENT

     Ness, FAIH and FAI agree that the Original Agreement does not apply to them. FAIH, FAI and Ness acknowledge that FAIH has no subsisting rights or obligations under the Original Agreement.

3    MANUFACTURE

     3.1  Manufacture and Supply

          (a) During the Term and on the terms and conditions contained in this Agreement, Ness shall manufacture and supply the Product:

               (i) exclusively to FAI throughout the world except the United States of America; and

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               (ii) non-exclusively to FAI in the United States of America.

          (b) Subject to the limitations set out in clauses 3.1(a) and (c), Ness shall, by imposing a condition of sale on each purchaser of the Product and by all other practical means, use all reasonable endeavours to ensure that the Product is not sold to any person who sells or intends to sell the Product in a country where FAI has exclusive rights. At the request of FAI Ness must take all reasonable action requested to enforce such a condition of sale including prosecution of any Purchaser who breaches the condition of sale described in this clause and pay to FAI any compensation or damages (including an accounting of profit) recovered by Ness from the purchaser as a result of such action less any costs incurred by Ness in connection with that prosecution. FAI will indemnify Ness for 50% of any liability, loss, cost or expense incurred by Ness in such prosecution which is not recovered by Ness.

          (c) Ness may market and sell the Product within FAI's exclusive Territory if FAI has given its written consent. FAI may impose conditions which Ness must satisfy as part of FAI's consent. A breach by Ness of any conditions upon which consent is granted will be deemed to be a breach of this Agreement by Ness. FAI will not withhold its consent or impose conditions if it would be unreasonable for FAI to do so having regard to the parties intention that Ness should be permitted to supply and sell products in places where FAI does not intend to market the Product or has ceased to market the Product for a period of six months.

          (d) FAI will consent to Ness supplying Product in a country (the "Relevant Country") under clause 3.1(c) if:

               (i) Ness notifies FAI in writing that Ness intends to supply Product in the Relevant Country (the "Exclusivity Notice");

               (ii) FAI does not commence marketing the Product in the Relevant Country within 6 months of the date of the Exclusivity Notice or within 6 months of the date that all authorisations are obtained to sell the Product in the Relevant Country, whichever is the later (the "Commencement Period"); and

               (iii) Ness starts supplying Product in the Relevant Country within 3 months of the date the Commencement Period ends.

          (e) Ness' right to supply Product in a Relevant Country will cease if, at any time:

               (i) Ness does not supply Product to bonafide Purchasers in the Relevant Country during any consecutive six month period;

                                      -5-
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                    and/or;

              (ii) Ness supplies and sells or sells to purchasers who sell Product in the Relevant Country using a marketing method or strategy which is adopted, or is similar in nature to that used, by FAI

          (f)  If Ness breaches this clause 3.1 in any way, Ness must:

               (i) recall any products delivered to any country due to a breach of Ness' obligations; and

               (ii) account to FAI for any profits derived by Ness from the sale of any Product into a country in breach of Ness' obligations.

          (g) If Ness sells Product to anyone other than FAI, it must not charge a price which is less than the price being charged to FAI nor offer terms of trade or warranties more favourable than those offered to FAI for an equivalent or lesser volume.

     3.2  Product Warranties

          (a) Ness shall ensure and warrants to FAI that each Product manufactured:

               (i)   is fully functional;

               (ii)  does not contain any latent or patent defects;

               (iii) is properly and professionally finished;

               (iv)  is of merchantable quality;

               (v)   is reasonably fit for use as a security alarm device;

               (vi) is thoroughly tested by Ness to ensure compliance with each characteristic described in paragraphs (i) to (v) above.

               (vii) is packaged in single colour external packaging of
                     sufficient strength to provide adequate protection during transportation from the point of manufacture to the point of installation at the end user's premises or such other manner as FAI approves in writing (FAI acknowledges that the packaging used by Ness at the date of this Agreement satisfies this condition).

          (b) The warranties given by Ness under this agreement are provided on the basis the installation, adjustment and operation of the Products are in accordance with Ness's instructions. Warranty coverage does not

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               include any defect or performance deficiency (including failure to conform to product descriptions or specifications) which results in whole or in part from:

               (i) improper storage or handling of the products by FAI, its employees, agents or contractors;

               (ii) any design, specification or instruction furnished by FAI or its employees, agents or contractors;

               (iii) any alteration of the Products by persons other than Ness or its authorised agents;

               (iv) combining Ness' products with any another product furnished by third parties;

               (v) improper or extraordinary use of the Product, improper maintenance of the Products or failure to comply with any applicable instructions or recommendations of Ness.

          (c) Ness' liability for a breach of the warranty given pursuant to Clause 3.2(a) shall:

               (i) Subject to clause 3.2(c)(ii) be limited to repair and/or replacement of faulty components of the Product at workshops nominated by Ness and each Product returned for warranty repair shall be appropriately packaged by the sending party in a manner suitable for the protection of the Product from physical damage during the normal course of transportation and be accompanied with the appropriate documentation as to identify the nature of the fault. Any work carried out at any time on any returned Product which proves to be faulty due to abuse, misuse, improper installation, setting to operation, or which is not faulty will be charged to FAI at the hourly rate charged by Ness for warranty work at that time;

               (ii) Nothing in clause 3.2(c)(i) limits any liability Ness may have at law or under any other term of the Agreement.

               (iii) endure for a period of twelve months from the date the
                     Product is delivered by Ness, (the "Warranty Period") other than Ness' liability for a breach of warranty under clause 3.2(c)(ii) which will be ongoing;

               (iv) be in addition to the Extended Warranty described in Clause 12.

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          (d)  Product returned for service both during and after the Warranty
               Period shall be forwarded to Ness freight pre-paid and returned freight chargeable to FAI. Where a genuine fault is identified and the Warranty applies Ness will reimburse FAI for freight costs both ways.

          (e) Ness agrees to supply to FAI Products to be used by FAI as service exchange units of the Product so that, at all times, FAI has thirty Products available to exchange for Products being serviced. These Products are to be supplied by Ness at no cost to FAI to optimise the supply of service stock to FAI's dealers/franchisees. Ness may use any Product repaired under any warranty contained in this Agreement to satisfy its obligations under this Clause.

     3.3  Sale and Purchase

          Ness shall sell and FAI shall purchase the Product on the following terms:

          (a) subject to this Clause 3.3 and to Clause 3.4 the initial price for each Product will be the price agreed from time to time in writing by Ness and FAI;

          (b) if the cost to Ness of any Component increases by more than 10 per cent, Ness may by written notice to FAI notify FAI of the amount of the increase and within 28 days of such notice FAI shall either:

               (i) agree to the price of each Product being increased by the amount by which the cost to Ness of the Component has increased, or

               (ii) arrange supply of the Component to Ness at a price which is not greater than an amount equal to the price of the Component immediately prior to the proposed price increase plus 10 per cent.

          (c) if the cost to Ness of any Component decreases more than 10 per cent, Ness shall advise FAI of the amount of such decrease and the price of each Product shall be reduced by deducting the decrease in the component cost from the price of each Product.

          (d) Ness shall only be required to accept the Component supplied pursuant to Clause 3.3(b)(ii) if such Component is in the opinion of Ness (not acting capriciously) of no lesser quality than the Component previously sourced by Ness.

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          (e)  On 1st January in each year during the Term, Ness may increase the price charged by Ness for the Product to a price not exceeding the price first applicable in the preceding 12 month period multiplied by a fraction the numerator of which is the CPI Index at the date of the price increase (the "increase date") and the denominator of which is the CPI Index at the date which is twelve months prior to the increase date.

     3.4  Delivery

          (a) On or about the last day of each calendar month after the date of this agreement FAI will submit to Ness an estimate (the "FAI Estimate") of the quantity of the Product which FAI expects to purchase during the following six month period.

          (b) In each calender month during the Term Ness must supply to FAI up to one fifth of FAI's Estimate (current at that time) in accordance with FAI's orders no later than 7 days from the date of placement of each order.

          (c) If, in any calender month, FAI orders more than one fifth but less than one third of the FAI Estimate (current at that time), Ness must supply to FAI the quantity of Product which exceeds one fifth but is less than one third of the FAI Estimate within thirty (30) days of the placement of the order.

          (d) FAI shall pay (in Australian dollars) for each Product delivered and invoiced to FAI within 14 days of delivery or within 42 days of the date of order, whichever is the later.

          (e) If, at any time, Ness fails to deliver Product in accordance with this Clause 3.4, FAI may, in addition to any other remedy, require Ness to obtain the Product or a product approved by FAI from a third party introduced by FAI and/or Ness by serving a written notice (the "Procurement Notice") to that effect on Ness.

          (f) If Ness fails to deliver all outstanding requirements of the Product and all other orders of the Product to FAI in accordance with this clause 3.4 at any time after the expiry of thirty (30) days from the date on which a Procurement Notice is served, FAI may, in addition to any other remedy, deliver the Escrowed Business Information to a person for the purpose of enabling that person to manufacture the Product for FAI.

          (g)  If Clause 3.4(f) applies:

               (i)   FAI will not be bound by Clause 5.2;

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               (ii)  Ness will provide any assistance FAI requires to enable the
                     Products or the product referred to in clause 3.4(f) to be sourced by someone other than Ness; and

               (iii) Ness will not be entitled to any compensation for the use of the Escrowed Business Information.

               (iv) FAI's rights under this clause 3.4(g) will cease when Ness resumes deliveries in accordance of the terms of this clause 3.4.

               (v) FAI will only be entitled to disclose the Escrowed Business Information to a third party for the purposes of this clause. FAI will ensure that prior to such disclosure that third party will covenant in a deed that it will keep that information confidential and not disclose that information except as necessary in order to manufacture the Product pursuant to this clause and that third party will return the Escrowed Business Information and cease to use it as soon as FAI's rights cease under this clause in accordance with subclause (iv) above.

                     At the request of Ness, FAI must take all reasonable action requested to enforce confidentiality of the Escrowed Business Information in compliance with this clause including prosecution of any party who breaches confidentiality and pay to Ness any compensation or damages recovered by FAI from the breaching party as a result of such action less any costs incurred by FAI in connection with that prosecution.

          (h) FAI cannot exercise its rights under Clause 3.4(f) if FAI is in breach of a material obligation imposed on FAI under this Agreement.

     3.5  Force Majeure

          Neither party may exercise their rights and remedies upon the default of the other party if that default is caused by an act or event that is beyond the reasonable control of the other party such as an act of God, act of civil or military authorities, fire, flood, strike, war, riot, or other cause beyond the reasonable control of the relevant party.

     3.6  Price Exclusive

          The price of each Product sold to FAI by Ness shall be exclusive of all freight charges, insurance, customs duty, sales tax or any other duty tax or fee payable in relation to the sale, export, installation or maintenance (other than warranty claims) of the Product all of which are payable by FAI.

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     3.7  Index Numbers

          If at any time during the Term the index numbers for the CPI have not been issued by the Australian Bureau of Statistics as required to calculate the amount by which the price for the Product shall be increased Ness shall apply to the officer in charge of the Sydney office of the Australian Bureau of Statistics to determine an index issued by the Australian Bureau of Statistics to be used in substitution for such index numbers.

     3.8  FAI Estimate

          FAI will, at the end of each calender month, inform Ness if FAI expects there to be a difference between the FAI Estimate current at that time and the actual quantity of Products which FAI expects to order in the unexpired period to which the FAI Estimate relates.

     3.9  Risk and Title Retentions

          (a) Risk of loss or damage to any Product shall pass to FAI upon FAI's designated carrier obtaining possession of the Product. Until the Product has been paid for in full, FAI must take out adequate property insurance.

          (b) Title in any Product supplied to FAI shall not pass to FAI until FAI has paid to Ness the purchase price for such Product and, until such time, the Product shall be stored by FAI and by any person who distributes Product for FAI in such a manner that they are readily identifiable as belonging to Ness. FAI acknowledges that it possesses the Product as bailee of Ness and that any right FAI may have to sell the Product in the ordinary course of its business shall cease forthwith upon the occurrence to FAI of any event affecting FAI referred to in Clause 8.2 or upon receipt of written notice from Ness.

     3.10  Nominee of FAI

           (a) If requested by FAI, Ness shall supply the Product to a Related Body Corporate of FAI on the same terms and conditions as set out in this Agreement and such other conditions as Ness reasonably requires to secure the payment for any Product having regard to the financial position of any such Related Body Corporate.

           (b) If requested by FAI, Ness will supply the Product to a nominee of FAI (other than a Related Body Corporate of FAI) on such conditions as Ness requires.

           (c) The terms of any agreement made with such a nominee shall not extend beyond the expiry date of this Agreement unless otherwise agreed by Ness.

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4    NEW MODEL

     Ness will not replace the Product with a new product nor substantially modify the Product without FAI's prior written approval.

5    EXCLUSIVITY

     5.1  Ness

          To the extent permitted by law during the Term Ness shall not as principal agent or otherwise (and shall procure that its Related Bodies Corporate do not) directly or indirectly sell anywhere in the world, with the exception of the United States of America, any security alarm product which is substantially similar to the Product except to the extent that Ness is permitted to do so pursuant to this Agreement.

     5.2  FAI

          To the extent permitted by law during the Term FAI shall not as principal agent or otherwise (and shall procure that its Related Bodies Corporate do not) directly or indirectly purchase any security alarm product which is substantially similar to the Product except to the extent that FAI is permitted to do so pursuant to this Agreement.

     5.3  ACCC Notification

          Clause 5.2 only applies if Ness notifies the Australian Competition and Consumer Commission ("ACCC") of the existence and terms of clause
          5.2 pursuant to Section 93 of the Trade Practices Act.

     5.4  ACCC Notification

          Clause 5.1 only applies if FAI notifies the Australian Competition and Consumer Commission ("ACCC") of the existence and terms of clause 5.1 pursuant to Section 93 of the Trade Practices Act.

     5.5  Severance

          Clause 5.1 or Clause 5.2 will cease to apply and will be severed from this Agreement if the ACCC makes any claim that Clause 5.1 or Clause
          5.2 (as the case may be) offends Sections 45 or 46 of the Trade Practices Act. The balance of this Agreement will continue in full force despite the severance of Clause 5.1 or Clause 5.2 or both.

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6    CONFIDENTIALITY

     6.1  Secrecy

          The parties agree that any Business Information concerning the manufacture of the Product and the development of the new models shall be kept as a trade secret and that harm may be caused to FAI and Ness by the unauthorised disclosure of information relating to the Product (including other Business Information). The parties must hold in strictest confidence all such information and shall not divulge, provide or otherwise make available or allow or permit any of their respective employees, agents or representatives (including any person appointed to manufacture the Product under clause 3.4) to divulge, provide or otherwise make available information constituting or relating to the Product Rights or the Business Information in whole or in part in any form whatsoever other than to their respective employees, agents, representatives and distributors for the specific purpose of performing their obligations pursuant to this Agreement.

     6.2  Protection of Secrets

          Ness and FAI shall each do all things and take all steps reasonably necessary to prevent the unauthorised use and/or copying of information relating to or constituting Product Rights and/or Business Information.

     6.3  Permitted Disclosure

          FAI and Ness agree that nothing in Clauses 6.1 or 6.2 prohibits the disclosure of information relating to or constituting Product Rights and/or Business Information:

          (a) to any person acting for or advising upon such rights or interests providing such person is bound to keep such information confidential;

          (b)  with the prior written consent of the other party;

          (c) by operation of law provided that all practicable legal steps have been taken to prevent such disclosure;

          (d) by Ness to its licenced manufacturers and/or related companies provided such recipients agree to keep such information secret and to Ness' licenced distributors in countries where FAI does not have exclusive rights in relation to the Product;

          (e) by FAI in relation to published marketing material in the ordinary course of marketing the Product;

                                      -13-
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          (f)  by Ness in the ordinary course and for the purpose of manufacturing Products for FAI;

          (g) which is in the public domain through no fault of the party receiving the information, and

          (h)  pursuant to Clause 3.4(f).

          (i) to the extent that such disclosure is required for regulatory approvals.

     6.4  Notice of Infringements

          Each party shall immediately notify the other should it become aware of any actual or threatened unauthorised use of any Product Rights or Business Information by any third party or of any actual or threatened allegations that the Product infringes any intellectual property rights of any person.

     6.5  Assistance

          FAI shall at the expense of Ness provide all necessary support and assistance reasonably requested by Ness, including becoming a party in any legal proceedings if requested by Ness to facilitate or assist in the protection of Ness' Product Rights.

     6.6  Escrowed Business Information

          Ness must at the request of FAI from time to time deliver the Escrowed Business Information to FAI and FAI must not:

          (a)  copy the Escrowed Business Information; or

          (b) use or divulge the Escrowed Business information in any way unless it is entitled to exercise its rights under Clause 3.4(f)

7    WARRANTIES

     7.1  From Ness

          Ness hereby warrants to FAI that:

          (a)  it has full title and authority to enter into this Agreement;

          (b) it shall use its best endeavours through the currency of this Agreement to fulfil all the purposes and objectives herein contained;

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          (c)  it shall not be a party or be related in any way to any business, act, matter or thing whereby FAI's rights under this Agreement may be prejudicially affected.

     7.2  From FAI

          FAI hereby warrants to Ness that:

          (a)  it has full title and authority to enter into this Agreement;

          (b) it shall use its best endeavours through the currency of this Agreement to fulfil all the purposes and objectives herein contained;

          (c) it shall not be a party or be related in any way to any business, act, matter or thing whereby Ness' rights under this Agreement may be prejudicially affected.

     7.3  Insurance

          Ness shall obtain and maintain all reasonably necessary insurances including product liability insurance to a value of not less than $10 million for each and every claim in relation to the Product. Ness must upon request by FAI supply to FAI copies of relevant Insurance Policies and Certificates of Currency. FAI may, if Ness fails to do so, pay the cost of renewing any relevant Insurance Policy and Ness indemnifies FAI against any such costs.

8    TERMINATION AND EXPIRY

     8.1  Expiry

          This Agreement shall expire on the expiry of the Term or earlier termination pursuant to this Clause.

     8.2  Grounds of Termination

          This Agreement may be terminated forthwith by notice in writing by the party not in default to the other party if an event of default occurs in relation to that other party. An "event of default" will occur upon the happening of any one or more of the following events:

          (a) if, subject to clause 3.4(d), FAI does not pay any correct invoice for the purchase price of any Product within 14 days of the date upon which FAI receives written notice from Ness requiring it to do so;

          (b) if a party defaults in observing any of its obligations under the Agreement and such default, being capable of remedy remains unremedied for a Period of 21 days (or 14 days in the case of an obligation to pay money) after written notice from the other party requiring that such default be remedied;

          (c)  (i)   the appointment of a liquidator or provisional liquidator
                     in respect of a party because it is or may become insolvent;

               (ii) the winding up of a party, at the instigation of a party's creditors or any class of its creditors;

               (iii) the appointment of an Administrator in respect of a party;

               (iv) the entry by a party into a scheme of arrangement or composition with or assignment for the benefit of all or any class of its creditors, or a moratorium involving any of them;

               (v) a party being or stating that it is unable to pay its debts when they fall due;

               (vi) the appointment of a receiver or receiver and manager in respect of any property of a party;

               (vii) an application being made which is not dismissed within 5 business days for an order, a resolution being passed or proposed, a meeting being convened or any other action being taken in relation to a party to cause anything described in this Clause 8.2(c), or

               (viii) anything analogous to or similar in effect happening to any party to cause anything described in Clause 8.2(c) under the law of any relevant jurisdiction,

          The party affected by an event described in Clause 8.2(c) will be regarded as the party in default and no notice of breach will be required in those circumstances.

     8.3  Special Ground of Termination

          Unless otherwise agreed in writing by FAI, this Agreement may be terminated by FAI with immediate effect by notice in writing to Ness if the application of Clause 3.3(b) or clause 3.3(e) has the effect of increasing the price of each Product by more than 20 per cent of the price applying on the date which is 12 months before the date of the increase or if FAI becomes entitled to exercise its rights under Clause 3.4(f).

     8.4  Effect of Termination or Expiration

          (a)  Any termination or expiration of this Agreement shall:

               (i) be without prejudice to any other remedies which either party may have against the other arising out of such breach or default of the Agreement;

               (ii) not affect any rights or obligations of either party, arising under this Agreement prior to termination or any obligations of confidentiality under clause 3.4 and clause 6; and

               (iii) in the event of termination due to a breach by Ness, bind
                     Ness not to sell any products similar in design or construction to the Product or which might reasonably be regarded as a competitor of or substitute for the Product outside the United States of America or other countries specified by both parties in writing for a period of six months from the date of such Termination or Expiration.

          (b) Upon termination or expiration of this Agreement, for any reason, FAI shall purchase all Product ordered and forecast for purchase by FAI provided that the Product are delivered by Ness in accordance with this Agreement. All warranties given by Ness will subsist in relation to Products delivered after the termination or expiry of this Agreement.

9    TERM

     This Agreement will commence on the date it is executed by the parties and will continue until one party gives the other at least twelve months prior written notice that, at the end of that period of notice (which must not be earlier than the tenth anniversary of the execution date), the Agreement will terminate.

10   GOVERNING LAW & JURISDICTION

     Subject to Clause 11:

     (a) this Agreement is governed by and shall be construed in accordance with the laws of New South Wales;

     (b) the parties irrevocably and unconditionally submit to the non-exclusive jurisdiction of the Courts of New South Wales and any Courts which have jurisdiction to hear appeals from any of those Courts and the parties waive any right to object to any proceedings being brought in those Courts because the venue is inconvenient, the Courts lack jurisdiction or any other reason; and

     (c) any process or other document relating to proceedings relating to this Agreement may be served by any method contemplated by Clause 13.5.

11   ARBITRATION

     If at any time during or after the term of this Agreement a party to this Agreement delivers a written notice to the other party requesting that a dispute, controversy or claim arising out of or relating to this Agreement be referred to arbitration, unless the party receiving such notice informs the other party in writing within seven days of such notice that it does not wish to arbitrate such dispute, controversy or claim it shall be referred to arbitration administered by the ACDC. The arbitrator shall be agreed between the parties from a panel suggested by ACDC or, failing agreement, an arbitrator appointed by the Secretary-General of ACDC and shall be conducted in accordance and subject to the terms of the Commercial Arbitration Act 1984. Nothing in this clause 11 will prevent a party from seeking interlocutory relief in a Court of Law.

12   EXTENDED WARRANTY

     12.1  Appointment

           Ness irrevocably appoints and authorises FAI as its agent to offer the Extended Warranty in relation to the Product for a period which extends up to 2 years past the Term of this agreement.

     12.2  Undertaking

           FAI undertakes to Ness that:

           (a) FAI will comply with the requirements of any law relating to the Extended Warranty and/or the way in which it is offered;

           (b) FAI will, on behalf of Ness, perform all of the obligations on the part of Ness to be performed under the Extended Warranty;

           (c) FAI must provide to Ness any information concerning the Extended Warranty and Ness' potential liability under the Extended Warranty requested by Ness.

     12.3  Indemnity

           FAI hereby indemnifies Ness at all times against all costs (including legal costs on a full indemnity basis) losses, liabilities, damages, actions, suits, proceedings, claims, demands and expenses of whatever kind and nature directly or indirectly arising by reason of or in connection with:

           (a)  any breach of the undertakings contained in Clause 12.2;

           (b)  the Extended Warranty;

           (c) any failure by FAI to perform, on behalf of Ness, any of the obligations contained in the Extended Warranty.

     12.4  Insurance

           Ness' obligations under this Clause 12 are subject to and conditional upon Ness using its best endeavours to obtain confirmation from the Insurance and Superannuation Commission that the Extended Warranty is not a contract of insurance.

     12.5  Other Liabilities

           The Indemnity contained in clause 12.3 does not limit any liability Ness may have at law or under any other term of this Agreement, including any liability in tort contract or otherwise for any special, indirect, incidental or consequential damages suffered as a result of any breach of Warranty by Ness or a claim by a third party.

13   GENERAL

     13.1  Assignment

           (a) Ness will not transfer or assign the benefit of this Agreement or the rights and obligations hereby conferred without the prior written consent of FAI.

           (b) FAI will not transfer or assign the benefit of this Agreement or the rights and obligations hereby conferred without the prior written consent of Ness.

     13.2  Entire Agreement

           This Agreement constitutes the entire Agreement between the parties and this Agreement may be amended only in writing signed by the parties or their duly authorised representatives.

     13.3  Severance

           If any provision of this Agreement is unlawful or unenforceable, such provisions shall be deemed severable and all other provisions hereof shall remain in force.

     13.4  Counterparts

           This Agreement may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.

     13.5  Notice

           (a) Any notice, demand, certification or other communication under this Agreement shall be given in writing and in the English language and may be given by an authorised officer of the sender.

           (b) In addition to any means authorised by law, any communication may be given by:

                (i)  being left at the party's current address for service;

                (ii) being sent to the party's current address for service by pre-paid airmail; or

                (iii) by facsimile to the party's current number for service.

           (c)  The addresses and numbers for service are initially:

                          FAI Home Security Pty Limited & FAI Home Security Holdings Pty Limited
                          Address:  Level 7, 77 Pacific Highway,
                                    North Sydney

                          Attn:     Mr. Terry Youngman
                          Fax:      9936 2425
                          Phone:    9936 2424

                          Ness Pty Limited
                          Address:  167 Prospect Highway, Seven Hills
                          Attn:     Mr. Naz Circosta
                          Fax:      9838 8508
                          Phone:    9624 3655

           (d) A communication given by post shall be deemed received on the fifth Business Day after posting.

           (e) A communication sent by facsimile shall be deemed received when the sender's facsimile machine produces a transmission report stating that the facsimile was sent to the addressee's facsimile number.

           (f) Communications sent by facsimile shall be deemed given in the form transmitted unless the message is not fully received in a legible form and the addressee immediately notifies the sender of that fact.

           (g) If a communication is received by either party after 4.00 pm or on a day which is not a Business Day it will be deemed to have been received on the next Business Day.

EXECUTED AS AN AGREEMENT

The Common Seal of                       )
NESS SECURITY PRODUCTS PTY               )
LIMITED was hereunto affixed by          )
authority of its Board of Directors      )


 ....................................         ...............................
Dr John Saunders - Director                  Mr Nazareno Circosta - Director


The COMMON SEAL of                       )
FAI HOME SECURITY PTY LIMITED            )
was hereunto affixed by authority of     )
its Board of Directors in the presence   )
of:                                      )


 ....................................         ...............................
Director                                     Director/Secretary



 ....................................         ...............................
Name of authorised person                    Name of authorised person
(Block letters)                              (Block letters)


The COMMON SEAL of                      )
FAI HOME SECURITY HOLDINGS              )
PTY LIMITED was hereunto affixed        )
by authority of its Board of Directors  )
in the presence of:                     )


 ....................................         ...............................
Director                                     Director/Secretary


 ....................................         ...............................
Name of authorised person                    Name of authorised person
(Block letters)                                   (Block letters)

1     DEFINITIONS & INTERPRETATIONS...........................................- 1 -
          1.1  Definitions....................................................- 1 -
          1.2  Interpretation.................................................- 3 -
          1.3  Successors and Assigns.........................................- 4 -
          1.4  Headings.......................................................- 4 -
          1.5  References to and Calculations of Time.........................- 4 -

2     ORIGINAL AGREEMENT......................................................- 4 -

3     MANUFACTURE.............................................................- 4 -
          3.1  Manufacture and Supply.........................................- 4 -
          3.2  Product Warranties.............................................- 5 -
          3.3  Sale and Purchase..............................................- 7 -
          3.4  Delivery.......................................................- 8 -
          3.5  Force Majeure..................................................- 9 -
          3.6  Price Exclusive................................................- 9 -
          3.7  Index Numbers..................................................- 9 -
          3.8  FAI Estimate...................................................- 9 -
          3.9  Risk and Title Retentions......................................- 9 -
          3.10 Nominee of FAI................................................- 10 -

4     NEW MODEL..............................................................- 10 -

5     EXCLUSIVITY............................................................- 10 -
          5.1  Ness..........................................................- 10 -
          5.2  FAI...........................................................- 10 -
          5.3  ACCC Notification.............................................- 10 -
          5.4  ACCC Notification.............................................- 11 -
          5.5  Severance.....................................................- 11 -

6     CONFIDENTIALITY........................................................- 11 -
          6.1  Secrecy.......................................................- 11 -
          6.2  Protection of Secrets.........................................- 11 -
          6.3  Permitted Disclosure..........................................- 11 -
          6.4  Notice of Infringements.......................................- 12 -
          6.5  Assistance....................................................- 12 -
          6.6  Escrowed Business Information.................................- 12 -

7     WARRANTIES.............................................................- 12 -
          7.1  From Ness.....................................................- 12 -
          7.2  From FAI......................................................- 13 -
          7.3  Insurance.....................................................- 13 -

8     TERMINATION AND EXPIRY.................................................- 13 -
          8.1  Expiry........................................................- 13 -
          8.2  Grounds of Termination........................................- 13 -
          8.3  Special Ground of Termination.................................- 14 -
          8.4  Effect of Termination or Expiration...........................- 14 -

9    TERM.................................................- 15 -

10   GOVERNING LAW & JURISDICTION.........................- 15 -

11   ARBITRATION..........................................- 15 -

12   EXTENDED WARRANTY....................................- 15 -
          12.1  Appointment...............................- 15 -
          12.2  Undertaking...............................- 16 -
          12.3  Indemnity.................................- 16 -
          12.4  Insurance.................................- 16 -
          12.5  Other Liabilities.........................- 16 -

13   GENERAL..............................................- 16 -
          13.1  Assignment................................- 16 -
          13.2  Entire Agreement..........................- 17 -
          13.3  Severance.................................- 17 -
          13.4  Counterparts..............................- 17 -
          13.5  Notice....................................- 17 -

                                                                    EXHIBIT 10.4

       DATED               day of                                    1997




                      NESS SECURITY PRODUCTS PTY. LIMITED
                              (A.C.N. 069 984 372)



                         FAI HOME SECURITY PTY LIMITED
                              (A.C.N. 050 064 214)


                     FAI HOME SECURITY HOLDINGS PTY LIMITED
                              (A.C.N. 003 125 264)



                                 MANUFACTURING
                                   AGREEMENT



                            DIBBS CROWTHER & OSBORNE
                            Attorneys and Solicitors
                        Level 13, 50 Carrington Street,
                               Sydney N.S.W. 2000
                                   Australia
                                 DX 101 Sydney
                              Tel:  (02) 9290 8200
                              Fax:  (02) 9290 2964
                                Ref: JPL:960763